Exhibit 10.1

FIFTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT
This FIFTH AMENDMENT TO LOAN AND SECURITY Agreement (this “Amendment”) is entered into as of February 27, 2020, by and among TRUPANION, INC., a Delaware corporation (“Trupanion”), TRUPANION MANAGERS USA, INC., an Arizona corporation (“Trupanion Managers”), and 6100 BUILDING, LLC (formerly known as Trupanion-APIC, LLC), a Washington limited liability company (“6100 Building”); together with Trupanion and Trupanion Managers, individually and collectively, “Borrower”), the several banks and other financial institutions or entities from time to time party to the Agreement (as hereinafter defined) (each a “Lender” and, collectively, the “Lenders”), and PACIFIC WESTERN BANK, a California state chartered bank (“PWB”), as a Lender and as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”).
RECITALS

A.
Trupanion, Trupanion Managers, the Administrative Agent, and the Lenders are parties to that certain Loan and Security Agreement dated as of December 16, 2016 (as amended from time to time, the “Agreement”).

B.	6100 Building was added as a co-borrower to the Loan Documents, on a joint and several basis, pursuant to that certain Joinder to Loan and Security Agreement dated as of August 6, 2018.

C.	Borrower has requested that the Administrative Agent and the Lenders amend the Agreement in accordance with the terms of this Amendment.

D.	Borrower, the Administrative Agent, and the Lenders have agreed to make certain revisions to the Agreement as more fully set forth herein.

NOW, THEREFORE, the parties agree as follows:

1)	The following term is hereby added to Section 1.1 of the Agreement in alphabetical order as follows:
“Trupanion Administration Canada” is Trupanion Administration Canada, Inc., a Subsidiary.

2)	Section 6.6 of the Agreement is hereby amended by deleting the last sentence thereof in its entirety and replacing it with the following:
Notwithstanding the above, Borrower may maintain cash and investments in one or more accounts not maintained with Administrative Agent, any of the Lenders, or each of such Affiliates, as applicable, if (i) required due to regulatory Laws or requested by an applicable regulator, (ii) such Cash is held in the Trust Accounts for payment of policyholder claims, and (iii) to the extent such Cash and investments are not otherwise already included in the foregoing clauses (i) and (ii), so long as (x) the aggregate amount of such cash and investments does not exceed Eight Million Dollars ($8,000,000) at any time and (y) such cash and investments are maintained at all times in accounts owned by APIC, Wyndham, Trupanion Brokers, or Trupanion Administration Canada.

3)
Administrative Agent and Lenders hereby reserve the right to require that (a) Trupanion Administration Canada, Inc. grant to Administrative Agent and Lenders a Lien on its assets and (b) Borrower grant to Administrative Agent and Lenders a Lien on the share capital of the Trupanion Administration Canada, Inc.

4)
Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Administrative Agent under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

5)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

6)
Borrower (a) acknowledges and consents to all of the terms and conditions of this Amendment; (b) affirms all of its obligations under the Loan Documents; and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Borrower’s obligations under the Loan Documents.

7)
Each Borrower (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting; and (b) agrees that this Amendment and all documents executed in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted in, or pursuant to, the Loan Documents.

8)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

9)	As a condition to the effectiveness of this Amendment, Administrative Agent shall have received, in form and substance reasonably satisfactory to Administrative Agent, the following:

a)	this Amendment, duly executed by Borrower;

b)	the Reaffirmation of Guaranty by Trupanion Brokers, duly executed by Trupanion Brokers;

c)	the Reaffirmation of Guaranty by Trupanion Canadian Shareholders Ltd., duly executed by Trupanion Canadian Shareholders Ltd.;

d)
payment of all Administrative Agent expenses, including Administrative Agent’s expenses for the documentation of this Agreement and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower's accounts; and

e)	such other documents and completion of such other matters, as Administrative Agent may reasonably deem necessary or appropriate.

[Signatures on the Following Page]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWER:
TRUPANION, INC.
By:     /s/ Tricia Plouf
Name:     Tricia Plouf
Title:     Chief Financial Officer
By:     /s/ Asher Bearman
Name:     Asher Bearman
Title:     Chief Strategy Officer
TRUPANION MANAGERS USA, INC.
By:     /s/ Tricia Plouf
Name:     Tricia Plouf
Title:     Chief Financial Officer
6100 BUILDING, LLC
By:     /s/ Tricia Plouf
Name:     Tricia Plouf
Title:     Chief Financial Officer
ADMINISTRATIVE AGENT:
PACIFIC WESTERN BANK, as the Administrative Agent
By:     /s/ Matthew Long
Name:     Matthew Long
Title:     VP

LENDERS:
PACIFIC WESTERN BANK, as a Lender
By:     /s/ Matthew Long
Name:     Matthew Long
Title:     VP

WESTERN ALLIANCE BANK, as a Lender
By:     /s/ Thomas Reimer
Name:     Thomas Reimer
Title:     Sr. Director